Exhibit 99.3
DSW CLASS B COMMON SHARES ELECTION FORM
for Retail Ventures shareholders who wish to receive DSW class B common shares in the proposed merger of
Retail Ventures, Inc. with and into a wholly owned subsidiary of DSW Inc.
Mail or deliver this Election Form to:

If delivering by mail:	If delivering by courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021
DESCRIPTION OF RETAIL VENTURES COMMON SHARES

Name(s) and Address of Registered Holder(s)
(Please correct details if incorrect or fill in, if blank)
(Please ensure name(s) appear(s) exactly as on Certificate(s)	Certificate No(s).	Number of Shares	DRS Shares

TOTAL SHARES

          This Election Form is being delivered to you, as a shareholder of Retail Ventures, Inc. (“Retail Ventures”), pursuant to the Agreement and Plan of Merger, dated as of February 8, 2011 (the “Merger Agreement”), by and among DSW Inc. (“DSW”), DSW MS LLC, a wholly owned subsidiary of DSW (“Merger LLC”), and Retail Ventures.
          The Merger Agreement provides that, if the merger is completed, each Retail Ventures shareholder will receive 0.435 DSW class A common shares for each Retail Ventures common share owned by such shareholder, unless such shareholder properly and timely elects to receive 0.435 DSW class B common shares per Retail Ventures common share. The DSW class A common shares and DSW class B common shares entitle their holders to identical rights, except that holders of DSW class A common shares are entitled to one vote per share on all matters to be voted on by the DSW shareholders, while holders of DSW class B common shares are entitled to eight votes per share on all matters to be voted on by the DSW shareholders. If the merger is completed and you elect to receive DSW class B common shares, you will have the right thereafter to convert such shares into DSW class A common shares at any time on a one-for-one basis.
          The DSW class A common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “DSW.” DSW does not plan to list the DSW class B common shares on the NYSE or any other securities exchange and therefore does not expect there to be a liquid trading market for such shares. For a full discussion of the merger, the merger consideration, the differences between DSW class A common shares and DSW class B common shares, and the effect of this election, see the Joint Proxy Statement/Prospectus, dated April 8, 2011 (the “Proxy Statement”) mailed by Retail Ventures on or about April 14, 2011.
          If you want to receive DSW class B common shares in the merger, an Election Form properly completed by you must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than the election deadline, which is 5:00 p.m., New York time, on the date that is five business days preceding the closing date of the merger (the “Election Deadline”). The Election

Deadline is currently anticipated to be May 12, 2011, but will be delayed if the effective time of the merger is later than May 19, 2011. DSW will promptly announce any such delay and rescheduled election deadline. You are encouraged to return your Election Form as promptly as practicable if you want to receive DSW class B common shares in the merger.
          This Election Form is being delivered to you solely to allow you to receive some or all of the merger consideration to be issued to you as a Retail Ventures shareholder in the form of DSW class B common shares. If you want to receive only DSW class A common shares in the merger, you need not complete or return this Election Form.
          If the merger is completed, the Exchange Agent will send to holders of record of Retail Ventures common shares immediately prior to the merger a Letter of Transmittal with instructions on submitting the certificate(s) representing Retail Ventures common shares. Do not submit your share certificate(s) at this time.
ELECTION
          Check the box below to make an election to receive for each Retail Ventures common share owned (1) 0.435 DSW class A common shares or (2) 0.435 DSW class B common shares, as provided in the Merger Agreement. If you check the “Mixed Election,” please complete the percentage allocations such that they total 100%.
I hereby elect to receive the following as consideration for my Retail Ventures common shares:
☐	ALL DSW CLASS A COMMON SHARES ELECTION — Each Retail Ventures common share will be exchanged for 0.435 DSW class A common shares.

☐	MIXED ELECTION —

_____% of my Retail Ventures common shares will be exchanged for 0.435 DSW class A common shares per Retail Ventures common share; and

_____% of my Retail Ventures common shares will be exchanged for 0.435 DSW class B common shares per Retail Ventures common share.

Note: To the extent a mixed election would result in issuance to a Retail Ventures shareholder of a fractional number of DSW class A common shares and DSW class B common shares that would combine to equal one DSW common share, the number of DSW class A common shares would be rounded up to the nearest whole number while the number of DSW class B common shares would be rounded down to the nearest whole number.

☐	ALL DSW CLASS B COMMON SHARES ELECTION — Each Retail Ventures common share will be exchanged for 0.435 DSW class B common shares.
You will be deemed to have made an “ALL DSW CLASS A COMMON SHARES ELECTION” if,
A.	This “Election Form” is completed incorrectly or you otherwise do not make a valid election; or

B.	A properly completed “Election Form” is not received by the Exchange Agent by the Election Deadline.

SIGNATURE OF REGISTERED HOLDER(S) OR AGENT
The undersigned represent(s) that I (we) have full authority to make the election described above. This Election Form must be signed by the registered holder(s) EXACTLY as the name(s) of the registered holder(s) appear(s) on the face of the corresponding share certificate(s). If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth below the full title of the signing person. Please see instruction #4 for further explanation.

Registered Holder

Registered Holder

Title, if any

Date

INSTRUCTIONS
(Please read carefully the instructions below)
          1. Election Deadline: For any election made in the Election Form to be effective, the Election Form, properly completed and signed must be received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of the Election Form no later than 5:00 p.m., Eastern Time, on the date that is five business days preceding the closing date of the merger (the “Election Deadline”). The Election Deadline is currently anticipated to be May 12, 2011, but will be delayed if the effective time of the merger is later than May 19, 2011, in which case DSW will promptly announce any such delay and rescheduled election deadline. You are encouraged to return your Election Form as promptly as practicable. The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. Any inquiries you may have with respect to the Election Form should be addressed to Computershare at (877) 282-1168.
          2. Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent by the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.
          3. Method of Delivery: Your Election Form must be sent or delivered to the Exchange Agent. Do not send your Election Form to DSW or Retail Ventures. Delivery will be deemed effective only when received by the Exchange Agent. A return envelope is enclosed.
          4. Signatories: The Election Form must be signed by the registered holder(s) exactly as the name(s) of the registered holder(s) appear(s) on the face of the corresponding share certificate(s). If any of the shares subject to this Election Form are owned of record by two or more joint owners, all such record holders must sign the Election Form exactly as their names appear on the face of the corresponding share certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election Forms executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or other persons acting in a fiduciary or representative capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of each signing person’s authority to act.
          5. Tax Consequences: You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Retail Ventures common shares for DSW class A or class B common shares as applicable. You can also refer to the general description of tax consequences under the caption, “The Merger—Material United States Federal Income Tax Consequences” beginning on page 62 of the Joint Proxy Statement/Prospectus.
          6. Fractional Shares: DSW will not issue any fractional shares in exchange for Retail Ventures common shares. Instead, each holder of a fractional share interest will be paid an amount in cash (without interest) equal to the fractional share interest multiplied by the closing price of a DSW class A common share on the NYSE on the last trading day immediately preceding the effective time of the merger.

ELECTION INFORMATION
THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON THE
DATE THAT IS FIVE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER (THE
“ELECTION DEADLINE”). THE ELECTION DEADLINE IS CURRENTLY ANTICIPATED TO BE
MAY 12, 2011.
To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:
          On February 8, 2011, Retail Ventures, Inc. (“Retail Ventures”) entered into an Agreement and Plan of Merger, by and among DSW Inc. (“DSW”), DSW MS LLC, a wholly owned subsidiary of DSW, and Retail Ventures (the “Merger Agreement”).
          Pursuant to the terms of the Merger Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus dated April 8, 2011 and mailed to Retail Ventures shareholders of record as of March 22, 2011), you have the opportunity to elect to receive, as merger consideration for each Retail Ventures common share that you own as of the effective time of the merger, the following, subject to certain limitations:
1.	ALL DSW CLASS A COMMON SHARES ELECTION — Each Retail Ventures common share will be exchanged for 0.435 DSW class A common shares.
2.	MIXED ELECTION — A percentage of your Retail Ventures common shares will be exchanged for 0.435 DSW class A common shares per Retail Ventures common share and a percentage will be exchange for 0.435 DSW class B common shares per Retail Ventures common share.
3.	ALL DSW CLASS B COMMON SHARES ELECTION — Each Retail Ventures common share will be exchanged for 0.435 DSW class B common shares.
The DSW class A common shares and DSW class B common shares entitle their holders to identical rights, except that holders of DSW class A common shares are entitled to one vote per share on all matters to be voted on by the DSW shareholders, while holders of DSW class B common shares are entitled to eight votes per share on all matters to be voted on by the DSW shareholders. If the merger is completed and you elect to receive DSW class B common shares, you will have the right thereafter to convert such shares into DSW class A common shares at any time on a one-for-one basis. The DSW class A common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “DSW.” DSW does not plan to list the DSW class B common shares on the NYSE or any other securities exchange and therefore does not expect there to be a liquid trading market for such shares.
A Retail Ventures shareholder will be deemed to have made an “ALL DSW CLASS A COMMON SHARES ELECTION” if:
A.	This Election Form is completed incorrectly or such shareholder otherwise does not make a valid election; or

B.	A properly completed Election Form is not received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline.
          To the extent a mixed election would result in issuance to a Retail Ventures shareholder of a fractional number of DSW class A common shares and DSW class B common shares that would combine to equal one DSW common share, the number of DSW class A common shares would be rounded up to the nearest whole number while the number of DSW class B common shares would be rounded down to the nearest whole number.
          For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:
1.	An Election Form, with instructions, that enables a holder of record of Retail Ventures common shares to make his or her election.

2.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.
          YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE ON THE ELECTION DEADLINE. The Election Deadline is currently anticipated to be May 12, 2011, but will be delayed if the effective time of the merger is later than May 19, 2011, in which case DSW will promptly announce any such delay and rescheduled election deadline. You are encouraged to obtain instructions from your client as promptly as practicable. You may also obtain information regarding the Election Deadline by calling Computershare at (877) 282-1168.
          For an election to be valid, a duly executed and properly completed Election Form must be submitted to the Exchange Agent in a timely manner and in accordance with the instructions contained in the Election Form.
          No fees or commissions will be payable by DSW or Retail Ventures, or any officer, director, shareholder, agent, or other representative of DSW or Retail Ventures, to any broker, dealer or other person for soliciting Election Forms (other than fees paid to Computershare for services in connection with the election and exchange process). DSW will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.
          Any inquiries you may have with respect to the Election Form should be addressed to Computershare at (877) 282-1168. Additional copies of the enclosed materials may be obtained by contacting Computershare.

DSW INC.

Michael R. MacDonald
President and Chief Executive Officer

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF RETAIL VENTURES, DSW, COMPUTERSHARE, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION
THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON THE DATE THAT IS FIVE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.” THE ELECTION DEADLINE IS CURRENTLY ANTICIPATED TO BE MAY 12, 2011. UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS TWO BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.
To Our Clients:
          On February 8, 2011, Retail Ventures, Inc. (“Retail Ventures”) entered into an Agreement and Plan of Merger, by and among DSW Inc. (“DSW”), DSW MS LLC, a wholly owned subsidiary of DSW, and Retail Ventures (the “Merger Agreement”).
          Pursuant to the terms of the Merger Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus dated April 8, 2011 and mailed to Retail Ventures shareholders of record as of March 22, 2011), you have the opportunity to elect to receive, as merger consideration for each Retail Ventures common share that you own as of the effective time of the merger, the following, subject to certain limitations:
1.	ALL DSW CLASS A COMMON SHARES ELECTION — Each Retail Ventures common share will be exchanged for 0.435 DSW class A common shares.
2.	MIXED ELECTION — A percentage of your Retail Ventures common shares will be exchanged for 0.435 DSW class A common shares per Retail Ventures common share and a percentage will be exchange for 0.435 DSW class B common shares per Retail Ventures common share. To the extent a mixed election would result in issuance to a Retail Ventures shareholder of a fractional number of DSW class A common shares and DSW class B common shares that would combine to equal one DSW common share, the number of DSW class A common shares would be rounded up to the nearest whole number while the number of DSW class B common shares would be rounded down to the nearest whole number.
3.	ALL DSW CLASS B COMMON SHARES ELECTION — Each Retail Ventures common share will be exchanged for 0.435 DSW class B common shares.
The DSW class A common shares and DSW class B common shares entitle their holders to identical rights, except that holders of DSW class A common shares are entitled to one vote per share on all matters to be voted on by the DSW shareholders, while holders of DSW class B common shares are entitled to eight votes per share on all matters to be voted on by the DSW shareholders. If the merger is completed and you elect to receive DSW class B common shares, you will have the right thereafter to convert such shares into DSW class A common shares at any time on a one-for-one basis. The DSW class A common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “DSW.” DSW does not plan to list the DSW class B common shares on the NYSE or any other securities exchange and therefore does not expect there to be a liquid trading market for such shares.
Retail Ventures shareholders will be deemed to have made an “ALL DSW CLASS A COMMON SHARES ELECTION” if:
A.	An Election Form is completed incorrectly or such shareholder otherwise does not make a valid election; or

B.	A properly completed Election Form is not received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline.
          Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your Retail Ventures common shares by marking your elections below and returning this form to us. If you do not instruct us as to how to exchange your shares, we will not make an election for you and you will be deemed to have made the “All DSW Class A Common Shares Election” under the terms of Option 1 above.
Please note the following:
•	The Election Deadline is 5:00 p.m., Eastern time, on the date that is five business days preceding the closing date of the merger. The Election Deadline is currently anticipated to be May 12, 2011, but will be delayed if the effective time of the merger is later than May 19, 2011, in which case DSW will promptly announce any such delay and rescheduled election deadline. You may also obtain information regarding the Election Deadline by calling Computershare at (877) 282-1168. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is two business days prior to the Election Deadline, but you are encouraged to return your instructions as promptly as practicable.

•	If a properly completed Election Form is not submitted to us by the processing deadline specified above, you will be deemed to have made an All DSW Class A Common Shares Election with respect to your Retail Ventures common shares.

•	You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Retail Ventures common shares for DSW class A or class B common shares as applicable. You can also refer to the general description of tax consequences under the caption, “The Merger — Material United States Federal Income Tax Consequences” beginning on page 62 of the Joint Proxy Statement/Prospectus.
Please provide your signed instructions below:
ELECTION OPTIONS
Please check one box to make an election, and if you elect the “Mixed Election,” please complete the percentage allocations such that they total 100%.
☐	ALL DSW CLASS A COMMON SHARES ELECTION — Each Retail Ventures common share will be exchanged for 0.435 DSW class A common shares.

☐	MIXED ELECTION —

_____% of your Retail Ventures common shares will be exchanged for 0.435 DSW class A common shares per Retail Ventures common share; and

_____% of your Retail Ventures common shares will be exchanged for 0.435 DSW class B common shares per Retail Ventures common share.

Note: To the extent a mixed election would result in issuance to a Retail Ventures shareholder of a fractional number of DSW class A common shares and DSW class B common shares that would combine to equal one DSW common share, the number of DSW class A common shares would be rounded up to the nearest whole number while the number of DSW class B common shares would be rounded down to the nearest whole number.

☐	ALL DSW CLASS B COMMON SHARES ELECTION — Each Retail Ventures common share will be exchanged for 0.435 DSW class B common shares.

You will be deemed to have made an “All DSW Class A Common Shares Election” if,
A.	This “Election Form” is completed incorrectly or you do not make a valid election; or

B.	A properly completed Election Form is not received by the processing deadline specified above.
☐	DSW class A or class B common shares will be issued as applicable in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement. Please check this box if you would like to receive a physical DSW class A or class B common share certificate as applicable in lieu of non-certificated book entry shares in respect of any DSW class A or class B common shares which you are entitled to receive.

Signature of Shareholder	Signature of Shareholder	Phone Number
Account Number:
Date: